RESTATED AND AMENDED COAL LEASE

     THIS RESTATED AND AMENDED COAL LEASE, made and entered into this 15th day of May, 1987, by and between SIBONEY COAL COMPANY, INC., a Kentucky corporation with a principal address and mailing address of P.O. Box 16184, Clayton, Missouri 63105 (hereinafter called "LESSOR"), and MOUNTAINEER LAND COMPANY, a Delaware corporation, with an office at 2205 Fifth Street Road, Huntington, West Virginia, and a mailing address of P.O. Box 6100, Huntington, West Virginia 25770 (hereinafter called "LESSEE").

                                   WITNESSETH:

     WHEREAS, LESSOR and LESSEE entered into that certain Coal Lease dated November 15, 1978, as amended by Amendment No. 1 to Coal Lease dated January 2, 1980 (as so amended, the "1978 Coal Lease") covering tracts of land situate in Johnson and Martin Counties, Kentucky, as more particularly described in Exhibit A attached hereto and made a part hereof; and,

     WHEREAS, the parties hereto desire to amend the 1978 Coal Lease in certain respects and restate the 1978 Coal Lease as so amended.

     NOW, THEREFORE, for and in consideration of the mutual benefit to be derived therefrom, the mutual agreements herein contained, and in further consideration of the payment of the monies hereinafter set forth, the adequacy of all of which is hereby acknowledged, the parties hereto do hereby restate the 1978 Coal Lease as amended by this Restated and Amended Coal Lease, and LESSOR, subject to all the terms and conditions of this Restated and Amended Coal Lease, does demise and lease to LESSEE, its successors and assigns, all the coal in, on or under (i) all those certain tracts of land situate in Johnson and Martin Counties, Commonwealth of Kentucky, and being more particularly described in
Section 1 of Exhibit A attached hereto and made a part hereof, (said tracts of land are hereinafter referred to as the "Fee Tracts"), and (ii) all those certain tracts or parcels of land located in Johnson and Martin Counties, Kentucky, and being more particularly described in Section 2 of Exhibit A attached hereto and made a part hereof (said tracts of land are hereinafter referred to as the "Coal Tracts") (the Fee Tracts and the Coal Tracts are sometimes collectively referred to as the "Property"), and grants exclusively unto LESSEE, subject to all the terms and conditions of this Restated and Amended Coal Lease, its successors and assigns, the rights set forth in ARTICLE ONE hereof.

     LESSOR and LESSEE covenant and agree as follows:

ARTICLE ONE.  RIGHTS.

     1.1 During the Mining Term (as hereinafter defined), LESSEE shall have the right to mine all the coal in, on or under the Property by the deep, strip, auger and any other legal method of mining now or hereafter in existence, together with all necessary and appurtenant privileges with respect thereto, including, but not limited to, the right to use the sand, water and gravel on the Fee Tracts, and use of the surface of the Fee Tracts for the purpose of constructing and operating thereon tramways, roadways, haulways, water drainage courses, side tracks, switches, substations, buildings, processing plants, tipples and any other improvements or structures convenient for the mining, storing, processing, handling and shipping of coal on or from the Property, together with the right to cut and use for LESSEE's coal mining operations on the Property the timber and trees standing or fallen on the Fee Tracts, as well as the exclusive right to haul without additional charge, rent or royalty, coal, men, supplies, equipment and machinery over, under and through the Fee Tracts and under and through the Coal Tracts, and to make such other use of the Property as shall be convenient for the mining of coal from the Property and any other properties owned, leased or controlled by LESSEE and the dumping on the Fee Tracts of refuse from any coal mined by LESSEE from the Property or any other properties owned, leased or controlled by LESSEE, all without any liability for damages to the surface thereof. LESSOR recognizes the Property is, or may be in the future, one of several contiguous or adjacent parcels from which coal may be extracted by LESSEE, and LESSOR specifically waives the prohibition against mining within any specified minimum distance of any boundary line between the Property and any adjoining lands owned, controlled or leased by LESSEE, and waives the maintenance of barrier pillars between the Property and any adjacent or contiguous property owned, leased or controlled by LESSEE, it being specifically understood and agreed by the parties hereto that the Property may be used in conjunction with other properties owned or leased by LESSEE contained in mining plans of LESSEE, its successors or assigns, of which the Property is a part. To the extent LESSOR has the right to grant such rights, LESSOR grants to LESSEE the above rights with respect to the Coal Tracts.

     1.2 During the Hauling Term (as hereinafter defined), if LESSEE pays the rental called for in paragraph 9.2 below, LESSEE shall have the right to haul without additional charge, rent or royalty, coal, men, supplies, equipment and machinery over the Fee Tracts and the exclusive right under and through the Coal Tracts and Fee Tracts.

ARTICLE TWO.  TERM.

     2.1 The term of this Restated and Amended Coal Lease shall be as follows:

          (a) The period commencing on May 15, 1987 and ending on the earlier of
     (i) midnight, April 30, 2012, or (ii) the expiration of thirty (30) days following the notice referred to in this paragraph 2.1(a) below shall be known as the "Mining Term", and LESSEE shall have the rights set forth in paragraph 1.1 above and elsewhere in this Restated and Amended Coal Lease as rights of LESSEE during the Mining Term. At any time following May 15, 1987, LESSEE shall have the right to surrender this Restated and Amended Coal Lease by giving written notice to LESSOR, and at LESSEE's option, such surrender may be with respect to either (A) only the mining rights granted by paragraph 1.1, or (B) this entire Restated and Amended Coal Lease except for LESSEE's rights set forth in paragraph 2.2 and ARTICLE TWELVE.

          (b) The period commencing with the date upon which LESSEE gives the notice referred to in the clause (A) of the last sentence of paragraph 2.1(a) above and ending upon the earlier of (i) midnight, April 30, 2017, or (ii) the expiration of thirty (30) days following the notice referred to in this paragraph 2.1(b) below shall be known as the "Hauling Term", and LESSEE shall have the rights set forth in paragraph 1.2 above and elsewhere in this Restated and Amended Coal Lease as rights of LESSEE during the Hauling Term. At any time following commencement of the Hauling Term, LESSEE shall have the right to surrender this Restated and Amended Coal Lease with respect to the hauling rights granted by paragraph 1.2, except for LESSEE's rights set forth in paragraph 2.2 and ARTICLE TWELVE. If this Restated and Amended Coal Lease continues in effect for the Hauling Term and there is more than one road on the Property, LESSOR shall have the right to designate the road over which such men, materials, supplies and coal shall be hauled so long as LESSOR does not designate a road which unreasonably interferes with LESSEE's operations or increases the cost thereof. In the event LESSOR desires to relocate any road located on the Property which is used by LESSEE as herein provided, LESSOR may do so at its sole cost and expense; provided, however, that such road as relocated shall not unreasonably interfere with LESSEE's operations or increases the cost thereof.

          (c) Upon surrender of this entire Restated and Amended Coal Lease pursuant to paragraph 2.1 or the hauling rights pursuant to paragraph 2.1, LESSEE shall be released from all of its obligations arising from and after the date of such surrender by LESSEE; provided, however, if such surrender is at any time other than the end of a lease year, LESSOR shall not be obligated to refund any of the Minimum Annual Royalty or the Annual Rental paid for such lease year, as the case may be, or refund any of the monies referred to in paragraph 6.2.

     2.2 LESSEE shall continue to have the right after surrender, termination, cancellation or forfeiture of this Restated and Amended Coal Lease for any reason to reenter the Property to reclaim all or any portion thereof required by any governmental entity to so be reclaimed without any obligations to LESSOR.

ARTICLE THREE.  TONNAGE ROYALTY.

     3.1 LESSEE covenants and agrees to pay to LESSOR during the Mining Term of this Restated and Amended Coal Lease, without demand therefor, a tonnage royalty (the "Tonnage Royalty") on each ton of 2,000 pounds of coal mined, removed and sold from the Property as follows: (i) for all coal mined and removed by any method other than the deep or underground method of mining (a) eight percent (8%) of the gross selling price of the coal or Two Dollars ($2.00), whichever is greater, if LESSOR owns both the coal in, on or under the Property and the surface thereof, or (b) six percent (6%) of the gross selling price of the coal or One Dollar and Sixty Cents ($1.60), whichever is greater, if LESSOR owns only the coal in, on or under the Property, or (c) two percent (2%) of the gross selling price of the coal or Forty Cents ($0.40), whichever is greater, if LESSOR owns only the surface of the Property, and (ii) for all coal mined, removed and sold by the deep or underground method of mining six percent (6%) of the gross selling price of the coal or One Dollar and Sixty Cents ($1.60), whichever is greater, regardless of whether LESSOR owns only the coal in, on or under the Property, or both the surface of the Property and said coal; PROVIDED, that payment pursuant to each of the subdivisions of this ARTICLE 3.1 shall be mutually exclusive and LESSOR shall only be paid pursuant to one of such subdivisions for each ton of coal mined and removed and subsequently sold by LESSEE; and PROVIDED FURTHER, that no payment shall be made to LESSOR pursuant to subdivision (ii) if LESSOR owns only the surface of the Property. On or before the 30th day of each calendar month, LESSEE shall account to LESSOR for all the coal mined, removed and sold from the Property during the preceding calendar month, and LESSEE shall pay to LESSOR the Tonnage Royalty thus found to be due for such preceding calendar month, subject to recoupment as provided for in ARTICLE SIX.

     3.2 As used in this Restated and Amended Coal Lease, the term "gross selling price" shall mean the price received by LESSEE, or any affiliate thereof, in a bona fide arms' length transaction less all of the following costs actually incurred by LESSEE or its affiliates, (i) all transportation costs from the mine to the customer, (ii) all tippling, processing or cleaning costs, (iii) severance taxes, (iv) any tax imposed by the Black Lung Benefits Revenue Act of 1977, as now in existence or as it may be hereafter amended, (v) the Reclamation Fee payable under the Surface Mining Control and Reclamation Act of 1977, as now in existence or as it may be hereafter amended and/or (vi) any similar reclamation fee imposed by the Commonwealth of Kentucky, (vii) and any governmental impositions which may hereafter be imposed on the privilege of mining coal.

ARTICLE FOUR.  MINIMUM ANNUAL ROYALTY; ANNUAL RENTAL.

     4.1 LESSEE agrees to pay in advance on or before the first day of each May (except for the first payment which shall be made concurrently with the execution of this instrument by LESSOR) during the Mining Term of this Restated and Amended Coal Lease the sum of Thirty Thousand and no/100 Dollars ($30,000.00) (the "Minimum Annual Royalty"), which shall be fully recoupable as provided for in ARTICLE SIX below.

     4.2 LESSEE agrees to pay in advance on or before the first day of each May during the Hauling Term of this Restated and Amended Coal Lease the sum of Fifteen Thousand and no/100 Dollars ($15,000.00) (the "Annual Rental") which shall not be recoupable. The first payment with respect to the Hauling Term shall be made on or before the first day of May following the end of the Mining Term. The last payment of Minimum Annual Royalty made for the last lease year of the Mining Term shall cover the period from the end of the Mining Term until the following May 1st when the first payment of Annual Rental is due and payable.

ARTICLE FIVE.  RECOUPABLE AMOUNT.

     5.1 Simultaneously with the execution of the 1978 Coal Lease by LESSEE, LESSEE paid to LESSOR an advance royalty (the "Advance Royalty"). Of One Hundred Thirty Thousand and no/100 Dollars ($130,000.00), and since November 15, 1978, LESSEE has paid to LESSOR other monies required to be paid under the 1978 Coal Lease, has taken recoupment as provided for in the 1978 Coal Lease, and as of the date hereof, has the right to fully recoup, as provided for in ARTICLE SIX hereof, the sum of $907,622.37 (the "Recoupable Amount").

ARTICLE SIX.  RECOUPMENT.

     6.1 For coal mined during any calendar month of the Mining Term, LESSEE shall have the right to recoup and credit against the Recoupable Amount and all Minimum Annual Royalty fifty percent (50%) of the Tonnage Royalty payable hereunder, so long as any portion of the Recoupable Amount or Minimum Annual Royalty remains unrecouped as a result thereof. That is to say, for example, if LESSEE mines, removes and sells with respect to a particular month a quantity of coal on which the Tonnage Royalty payable to LESSOR would be $40,000 but for such recoupment and credit, LESSOR shall recoup and credit $20,000 and pay LESSOR $20,000.

     6.2 Upon cancellation, termination, forfeiture or surrender of this Restated and Amended Coal Lease with respect to the rights granted by paragraph 1.1, any of the Recoupable Amount and the Minimum Annual Royalty which has not been recouped shall remain the property of LESSOR, and LESSOR shall not be required to reimburse or refund all or any portion thereof to LESSEE.

ARTICLE SEVEN.  PAYMENTS.

     7.1 All payments of any kind required to be made by LESSEE to LESSOR pursuant to this Restated and Amended Coal Lease shall be mailed to LESSOR at the mailing address set forth on Page 1 hereof to the attention of the President. LESSOR may change the address to which such payments shall be mailed by notice in writing of such change.

ARTICLE EIGHT.  DEVELOPMENT OF THE PROPERTY.

     8.1 It is agreed and understood by the parties hereto that LESSEE shall have the right to commence operations or to resume said operations should they be halted or suspended subsequent to the commencement thereof, at any such time as LESSEE may elect at its sole discretion. It is further agreed and understood by the parties that LESSEE shall not be required or obligated to mine, remove and sell any specified amount or quantity of coal.

     8.2 LESSEE agrees to keep true and faithful accounts of all coal mined, removed and sold by it from the Property and to render to LESSOR on or before the 30th day of each calendar month a statement showing the number of tons mined from the Property during the preceding calendar month and the method by which it was mined, LESSOR's authorized representative shall have the right, after notice to LESSEE, to inspect the books, records and papers of LESSEE relating to the mining and sale of coal from the Property, and LESSEE's maps thereof, but all such inspection shall be during LESSEE's normal business hours and in such a manner as not to unreasonably interfere with the operations of LESSEE. Payments of Tonnage Royalty for coal mined, removed and sold from the Property may be based, at LESSEE's option, upon the same quantity of coal as is delivered to LESSEE's customers.

     8.3 Every six (6) months during periods when LESSEE is mining and removing coal from the Property, LESSEE shall furnish to LESSOR progress maps showing the current mining operations on the Property and approximate areas of the Property mined during the period of time since the last such progress map was furnished to LESSOR and the approximate extent of such mining. Such maps shall be of the kind and type and shall show the same information as the progress maps which LESSEE prepares for its own use.

ARTICLE NINE.  MINING OPERATIONS.

     9.1 LESSEE agrees that its mining operations on, in or under the Property shall be conducted in a practical, skillful and workmanlike manner in accordance with generally accepted practices and uses in the coal field in which the Property is located and in accordance with all laws, rules and regulations. Nothing contained herein shall require LESSEE to mine any specific quantity of coal. LESSEE shall reclaim any areas of the Property disturbed by it in its operations pursuant to this Restated and Amended Coal Lease in accordance with all applicable laws, rules and regulations. Upon LESSEE's failure to comply with all laws, rules or regulations, either with respect to its mining operations or its reclamation activities, LESSOR shall not have the right to terminate or cancel this Restated and Amended Coal Lease or seek a forfeiture thereof; however, LESSEE hereby agrees to indemnify LESSOR and to hold LESSOR harmless from any and all fines, expenses and costs caused by LESSEE's failure to comply with such laws, rules or regulations; however, LESSEE agrees not to do any act or fail to do any act which might result in criminal sanctions against the officers or directors of LESSOR.

     9.2 LESSEE shall have the right, in case of underground or deep mining, to leave such pillars of coal as are necessary to facilitate mining of other tracts or properties by LESSEE contained in a mining plan. Upon completion of such mining, LESSEE shall pull such pillars to the extent permitted by law and to the extent that same can be done in a safe and prudent manner.

     9.3 It is understood and agreed between the parties hereto that in the event oil or gas pipelines or any other pipelines of any kind, or any utility lines or easements or rights of way located in, under or upon the Property must be moved or relocated to permit the mining of any area of the coal in, under, on or within the Property, LESSEE, at its sole option, may either (a) move or relocate said pipelines, utility lines, or easements or rights of way at its own cost and expense, or (b) bypass so much of the coal as cannot be mined without removing or relocating said pipelines, utility lines, easements or rights of way without liability to the LESSOR for failure to mine said coal. In addition, the rights granted to LESSEE pursuant to this Restated and Amended Coal Lease shall be paramount to any rights granted to any party subsequent to this Restated and Amended Coal Lease for the recovery of any minerals of any kind from the Property, or otherwise, and such party's rights shall be subordinate to LESSEE's rights hereunder.

     9.4 LESSOR hereby gives its consent to the use of Property as hayland-pastureland following cessation of mining on the Property, and LESSOR agrees that neither it, nor anyone claiming through it, will disturb any areas of the Property which LESSEE has reclaimed until after LESSEE's bonds with respect to such area have been released. LESSEE agrees to use good faith efforts to obtain such releases as soon as reasonably possible under applicable law.

     9.5 LESSEE hereby agrees to indemnify LESSOR and to hold LESSOR harmless from any and all claims or causes of actions resulting from personal injury, wrongful death or any property damage occurring on the Property and caused by LESSEE's operations thereon.

     9.6 LESSOR's authorized representatives shall have the right to enter the property and inspect LESSEE's operations thereon during LESSEE's normal working hours; provided, however, that such entry and inspection shall be at the sole risk of LESSOR and/or its authorized representatives and LESSEE shall not be liable for injury, death or property damage suffered by LESSOR or its authorized representatives; and, provided further, that LESSOR or such authorized representatives shall notify LESSEE prior to any proposed entry on the property and inspection. The terms of Paragraph 9.5 shall not apply with respect to any such entry or inspection, unless such injury, death or property damage shall be caused by the willful or intentional acts of LESSEE.

ARTICLE TEN.  TIMBER.

     10.1 In the event there is merchantable timber growing on the Property in any area to be affected by LESSEE's operations, which timber LESSEE will not need in connection with its operations, LESSEE shall give LESSOR notice of the area to be affected by its operations, together with notice of its plan of operations, and with such notice advise LESSOR of what LESSEE believes to be the "fair market value" of the timber to be affected. If LESSOR agrees with LESSEE as to the fair market value of such timber, then LESSEE shall pay to LESSOR such amount and LESSEE may dispose of such timber in any manner which it chooses. If LESSEE fails to give such notice before such timber is destroyed or disposed of, LESSEE shall not be deemed to be in default of this Restated and Amended Coal Lease for which forfeiture may be had, but LESSEE shall pay LESSOR one hundred twenty percent (120%) of the fair market value of the timber so destroyed, which value may be determined pursuant to paragraph 10.2 below.

     10.2 The fair market value of timber destroyed or to be destroyed shall be determined at LESSEE's option either by (a) the highest of three (3) bona fide bids obtained by or offered to LESSEE for the harvesting of such timber, or (b) by an appraiser, mutually selected by LESSOR and LESSEE and experienced in harvesting timber in the area, who shall determine the fair market value of such timber, and with which determination both LESSOR and LESSEE shall be bound; and if LESSOR and LESSEE cannot agree on the appraiser who will make such determination, each party hereto shall appoint one such experienced appraiser as its representative, and those two appraisers shall choose a third appraiser, and those three appraisers shall determine the fair market value of the timber destroyed or to be destroyed by LESSEE.

     10.3 If LESSEE disposes of the timber in a manner by which it receives more money than already paid to LESSOR or to be paid to LESSOR pursuant to this ARTICLE TEN, LESSEE shall pay to LESSOR the difference between what it receives and what it paid to LESSOR, if LESSOR has already been paid, or pay over to LESSOR what LESSEE does receive if LESSOR has not already been paid.

ARTICLE ELEVEN.  TAXES.

     11.1 LESSEE covenants and agrees that it shall pay all sales, use and property taxes which may be assessed on or with respect to the improvements, machinery, and equipment placed on the Property by LESSEE and all severance taxes applicable to and assessed against coal severed from the Property by LESSEE. LESSOR covenants and agrees that it shall timely pay all other taxes of whatever kind assessed on or with respect to the Property and the coal in, on or under the Property. In the event LESSOR does not pay any taxes, the responsibility for the payment of which is LESSOR'S, LESSEE shall have the right, but not the obligation, to pay such taxes and offset such sums so paid against any sums of money due and owing by LESSEE to LESSOR hereunder.

ARTICLE TWELVE.  REMOVAL OF IMPROVEMENTS ON TERMINATION.

     12.1 At the termination of this Restated and Amended Coal Lease, whether by surrender, forfeiture, expiration or otherwise, LESSEE shall have, for a period of twelve (12) months thereafter, the right and privilege of removing all of the personal property, machinery, equipment and improvements placed by LESSEE in, under or upon the Property. If LESSEE should fail to remove any such personal property, machinery, equipment and improvements within said twelve (12) months, all rights of LESSEE in respect to same shall cease and terminate.

ARTICLE THIRTEEN.  TITLE.

     13.1 In the event LESSOR does not own all or any portion of the Property or fails to own 100% undivided interest in all or any portion of the Property, LESSEE shall only be obligated to pay to LESSOR that portion of the Tonnage Royalty equal to the undivided interest which LESSOR owns in the portion of the Property from which such coal is mined. In the event LESSOR does not have good title to the entire Property, all of the Recoupable Amount, Minimum Annual Royalty, Tonnage Royalty and Annual Rental shall be refunded to LESSEE. In the event LESSOR has good title to a portion of the Property but not all of it, at LESSEE's option, LESSOR shall either refund to LESSEE that portion of the Recoupable Amount, Minimum Annual Royalty, Annual Rental and/or Tonnage Royalty paid to LESSOR and to which LESSOR is not entitled, or LESSEE shall deduct such portion from any payments otherwise due and payable to LESSOR.

ARTICLE FOURTEEN.  FORFEITURE.

     14.1 In case LESSEE shall fail to pay any Minimum Annual Royalty, Tonnage Royalty or Annual Rental due and payable hereunder within thirty (30) days after written notice from LESSOR of its failure to do so, or in case LESSEE should fail in the performance or observance of any of the other terms, conditions, covenants or agreements herein contained to be performed or observed by it, and such failure should continue and LESSEE should fail to proceed diligently to remedy such condition for a period of ninety (90) days after written notice by LESSOR of such failure (an "event of default"), then subject to the terms and provisions of paragraph 14.2, at the election of LESSOR in either such case, this Restated and Amended Coal Lease and the leasehold estate hereby created and all rights of LESSEE under this Restated and Amended Coal Lease shall become forfeited and cease and terminate, and LESSOR shall have the right, without further notice, to reenter the Property and to exclude the LESSEE therefrom, except for the purpose of removal of LESSEE's property as authorized under ARTICLE TWELVE, and to hold and possess the Property as of its former estate therein. So long as the Minimum Annual Royalty and all Tonnage Royalty due and payable hereunder are paid as herein provided, it is agreed that the failure of performance or observance of any of the other terms, conditions, covenants or conditions herein contained caused by the failure of a sublessee shall not constitute an event of default so long as LESSEE uses its best efforts diligently to remedy such condition by whatever action is appropriate, including but not limited to, terminating the sublease with such sublessee. A waiver of any particular cause of forfeiture or reentry shall not prevent the forfeiture or cancellation of this Restated and Amended Coal Lease for any other cause of forfeiture or for the same cause occurring at any other time.

     14.2 In the event of a failure which could give rise to an event of default as defined in paragraph 14.1, LESSOR agrees that it will give notice to any sublessee of LESSEE (of which LESSOR has been notified) of such failure at the same time as notice is given to LESSEE, and if LESSEE does not cure such failure, LESSOR shall give any such sublessee at least an additional ten (10) days to cure such failure. If such failure is cured by any sublessee of LESSEE, the effect thereof shall be the same as if cured by LESSEE pursuant to paragraph
14.1. If such failure is not cured, LESSOR may terminate all of LESSEE's rights hereunder. If LESSOR terminates LESSEE's right hereunder because of an event of default, this Restated and Amended Coal Lease shall nevertheless continue in effect with any sublessee, as lessee hereunder, who has not caused the failure leading to such event of default, so long as sublessee pays to LESSOR when due all royalties which would be due and payable to LESSEE under the terms of the sublease entered into between LESSEE and such sublessee in lieu of the royalties due under this Restated and Amended Coal Lease (however, if any such sublease covers coal or other leases of LESSEE, then in such event the monies payable to LESSOR by any such sublessee with respect to the coal covered by this Restated and Amended Coal Lease which is included in such sublease shall be prorated on some reasonable basis, but in no event shall the amount of money to be paid to LESSOR be less than the amount to be paid pursuant to this Restated and Amended Coal Lease), and so long as such sublessee performs and observes all other covenants, terms and conditions of this Restated and Amended Coal Lease; provided, that no such sublessee shall have the right to recoup any of the Recoupable Amount or the Minimum Annual Royalty which has not been recouped by LESSEE at the time of termination with respect to LESSEE.

ARTICLE FIFTEEN.  FORCE MAJEURE.

     15.1 Neither party hereto shall be liable to the other for failure or delay of performance of this Restated and Amended Coal Lease, where such failure or delay results from or arises out of any act, omission or circumstance beyond its reasonable control, including but not being limited to acts of God, the elements or actions or inaction of the government or any agency, bureau, department or subdivision thereof. A failure to prevent, settle or compromise any strike or other controversy with employees or anyone purporting to represent employees shall not be considered to be a matter within the control of the party claiming force majeure. This paragraph 15.1 shall not apply to the obligation of either party to pay money to the other.

ARTICLE SIXTEEN.  SURFACE OF THE COAL TRACTS.

     16.1 LESSEE shall use reasonable efforts to acquire the consent of the owners of the surface of the Coal Tracts for the surface mining of coal therefrom; provided, however, that any acquisition of such consent shall be in accordance with LESSEE's usual business practices and LESSEE shall in no way be liable to LESSOR for the failure to acquire such consent.

ARTICLE SEVENTEEN.  OTHER MINERALS.

     17.1 LESSOR does hereby demise and lease unto LESSEE all clay, shale and/or limestone on, in, under or within the Property, together with the exclusive right to mine, remove and sell same. For all clay, shale or limestone so mined, removed and sold from the Property, LESSEE shall pay LESSOR the sum of ten cents ($0.10) per ton (of 2,000 pounds). All of the rights hereinabove granted to LESSEE with respect to mining, removing and selling coal, and all such rights which may be vested in LESSEE by operation of law, shall apply, as far as practical, to the mining, removing and selling of clay, shale and/or limestone.

ARTICLE EIGHTEEN.  NOTICES.

     18.1 Any notice which LESSOR may desire to serve upon LESSEE may be made by mailing the same postage prepaid by registered or certified mail, return receipt requested, addressed to LESSEE at P.O. Box 6100, Huntington, West Virginia 25770, Attention: Vice President - Law. Any notice which LESSEE may desire to serve upon LESSOR may be made by mailing the same postage prepaid by registered or certified mail, return receipt requested, addressed to LESSOR at P.O. Box 16184, Clayton, Missouri 63105, Attention: President. Either party may change such address by notice in writing to the other party hereto.

ARTICLE NINETEEN.  MISCELLANEOUS.

     19.1 The captions of this Restated and Amended Coal Lease are for the purpose of convenience only and in no way define, limit or describe the scope or intent of this Restated and Amended Coal Lease, or in any way affect or alter any of the provisions hereof.

     19.2 This Restated and Amended Coal Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     19.3 All representations, negotiations and discussions between the parties hereto with respect to the subject matter of this Restated and Amended Coal Lease are integrated herein.

     19.4 The term "lease year" as used in this Restated and Amended Coal Lease shall mean the period of May 1 through the next succeeding April 30, except for the first lease year, which shall commence on May 15, 1987 and end at midnight, April 30, 1988.

     19.5 LESSEE shall have the right to assign, in whole or in part, this Restated and Amended Coal Lease and sublet, in whole or in part, the Property without the prior written consent of LESSOR; provided, however, in the event of any assignment or sublease, LESSEE shall remain fully responsible for the performance of all of the terms and provisions of this Restated and Amended Coal Lease by any such assignee or sublessee; and provided further, there is specifically excepted from this paragraph 19.5 the sublease proposed to be entered into by and between LESSEE and Beech Fork Processing, Inc. with respect to the Coalburg, Stockton and Five Block Seams of coal, which can be mined by the deep mining method. Each sublease of any part of the Property made by LESSEE shall contain a provision imposing upon the sublessee the requirement to comply with all of the terms and provisions of this Restated and Amended Coal Lease, except that covenants relating to the amount of royalty to be paid by any sublessee shall be at the discretion of LESSEE.

     19.6 This Restated and Amended Coal Lease shall be governed by and be construed and interpreted in accordance with the laws of the Commonwealth of Kentucky.

     IN TESTIMONY WHEREOF, witness the execution of the parties hereto as of the day and year first above written.


                                              SIBONEY COAL COMPANY, INC,



                                              By:
                                                 President


                                              MOUNTAINEER LAND COMPANY



                                              By:
                                                 Vice President

STATE OF MISSOURI                           )
                                            )  SS:
COUNTY OF ST. LOUIS                         )

     The foregoing instrument was acknowledged before me this ______ day of __________________, 1987, by Timothy J. Tegeler, President of SIBONEY COAL COMPANY, INC., a Kentucky corporation, on behalf of the corporation.

     My commission expires: .


                                               --------------------------------
                                                    Notary Public


STATE OF WEST VIRGINIA                      )
                                            )  SS:
COUNTY OF CABELL                            )

     The foregoing instrument was acknowledged before me this ______ day of __________________, 1987, by __________________, Vice President of MOUNTAINEER
LAND COMPANY, a Delaware corporation, on behalf of the corporation.

         My commission expires:                                   .


                                                 -------------------------------
                                                     Notary Public

This Instrument Prepared By:


----------------------------------
Roy F. Layman, Attorney
P.O. Box 6300
Huntington, WV 25771

and



---------------------------------
Marvin Young, Attorney
101 South Hanley
St. Louis, MO 63105